                                                               EXHIBIT 23(a)



                       CONSENT OF INDEPENDENT AUDITORS

                                                EXHIBIT 23(a)





                       CONSENT OF INDEPENDENT AUDITORS





We consent to the reference to our firm under the captions "Experts" and "Selected Consolidated Financial Data" and to the use of our report dated February 20, 2001, in the Registration Statement (Form S-2) and related Prospectus of Graybar Electric Company, Inc. for the registration of 1,300,000 shares of its common stock.

We also consent to the incorporation by reference therein of our report dated February 20, 2001, with respect to the financial statement schedules of Graybar Electric Company, Inc. for the years ended December 31, 2000, 1999, and 1998, included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.



/s/ ERNST & YOUNG LLP


St. Louis, Missouri
August 22, 2001